UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2022

SYMBOTIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40175	98-1572401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Research Drive Wilmington, MA	01887
(Address of principal executive offices)	(Zip Code)

(987) 284-2800

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SYM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On November 21, 2022, Symbotic Inc. issued a press release announcing its financial results and other information for the quarter and fiscal year ended September 24, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2022, the board of directors (the “Board”) of Symbotic Inc. (the “Company”) appointed Richard Cohen, the Company’s current Chairman of the Board and President, as the Chief Executive Officer of the Company, effective as of November 19, 2022 (the “Effective Date”). Mr. Cohen will not receive any additional compensation in connection with his new role as Chief Executive Officer. Information about Mr. Cohen’s age, business experience and compensation has been previously reported, most recently in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission on August 1, 2022, as amended.

In connection with Mr. Cohen’s appointment, Michael J. Loparco, the Chief Executive Officer of the Company resigned from his positions as Chief Executive Officer and a member of the Board effective as of the Effective Date. Mr. Loparco’s departure from the Company and the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, Mr. Loparco entered into a separation agreement (the “Separation Agreement”) with the Company as of November 20, 2022. The Separation Agreement provides that Mr. Loparco will receive aggregate severance payments of $1,050,000, payable in accordance with the Company’s normal payroll schedule over a period of eighteen (18) months, and a payment of $700,000 representing his target annual cash incentive for 2022, payable in December 2022. The Company will also (i) reimburse Mr. Loparco for up to $30,000 for remaining lease expenses incurred by him for his Wilmington, Massachusetts area accommodations, (ii) provide for up to $20,000 for legal fees incurred by Mr. Loparco in connection with the entry into the Separation Agreement and (iii) agree to not seek repayment or forfeiture of Mr. Loparco’s sign-on bonus paid pursuant to the terms of the offer letter regarding his hiring as the Chief Executive Officer. The Separation Agreement further provides that Mr. Loparco will, subject to the terms and conditions therein, serve as a special advisor to the Board up to January 19, 2023 and will receive $200,000 in advisory service fees in connection with such role. Mr. Loparco will be entitled to continuation of group medical insurance coverage subsidized by the Company for the lesser of 18 months or until he becomes eligible for enrollment in group health coverage of a successor employer or otherwise. Under the Separation Agreement, Mr. Loparco will be subject to (a) a general release of claims, (b) confidentiality, non-solicitation and non-disparagement provisions, and (c) non-compete provisions for a period of one year after the completion of his advisory services.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Separation Agreement and General Release of Claims, by and between Symbotic Inc. and Michael J. Loparco, dated November 19, 2022

99.1	Symbotic Inc. Press Release, dated November 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2022

Symbotic Inc.

By:	/s/ Thomas Ernst
Name:	Thomas Ernst
Title:	Chief Financial Officer and Treasurer